Exhibit 99.1

Roadzen Reports Record Revenue for the Second Fiscal Quarter 2024

Revenue Increasing 493% Year-Over-Year to $15.4 Million

Key Highlights:

•
Roadzen's revenue for the quarter ended September 30, 2023 experienced a substantial increase of $12.8 million over the same quarter of the previous fiscal year.
•
Growth underscores strong demand for Roadzen’s advanced AI solutions in the $800 billion auto insurance industry.
•
Revenue composition highlights the strength of Roadzen’s strategic plan with brokerage solutions contributing 54% and enterprise technology sales of the Insurance as a Service (IaaS) platform accounting for 46%.

New York, NY, November 13, 2023 – Roadzen Inc. (Nasdaq: RDZN), a global pioneer in AI-driven insurance and mobility solutions, today reported its first quarterly earnings since becoming a publicly listed entity. The Company's second quarter of its fiscal year 2024 closed with revenue reaching $15.4 million marking a 493% increase from the same quarter last year. Management attributes this growth to strategic acquisitions as well as organic revenue expansion of 89%.

Rohan Malhotra, Co-Founder and CEO of Roadzen, stated, "We are pleased to announce that our first quarter as a public company represents the best revenue quarter in our history, concluding with $15.4 million in revenue and significant year-over-year growth. As AI continues to reshape industry, Roadzen is strategically positioned to become a global leader at the intersection of mobility and insurance."

Malhotra further commented that, "Our revenue growth, fueled by both strategic acquisitions and organic growth, reflects our commitment to delivering innovative solutions within the evolving auto insurance ecosystem. We are focused on bringing onboard new clients, enhancing our embedded distribution model, and employing AI to optimize operations. Roadzen's cutting-edge AI uniquely positions us to be the preferred partner for insurers, fleets and carmakers aiming to innovate their auto insurance offerings."

The Company’s net loss of $31.1 million includes $27.5 million of non-cash, non-recurring and other extraordinary items resulting in an Adjusted EBITDA1 loss of $3.6 million. The Adjusted EBITDA loss of $3.6 million compares to an Adjusted EBITDA loss of $2.3 million in the same quarter of the prior year while growing revenue 493% over the corresponding period.

Market Expansion and Strategic Acquisitions: Roadzen has extended its global reach with strategic acquisitions in the US and UK markets during June 2023. The acquisition of Global Insurance Management Ltd. (GIM), a prominent Managing General Agent specializing in auto insurance, extended warranties and global claims management, solidifies our position in the UK. Similarly, the acquisition of the National Automobile Club (NAC), a California-based entity known for its claims management expertise and round-the-clock commercial roadside assistance, has bolstered our service offerings in the US.

Roadzen partners with 90 enterprise clients that include leading insurers, automakers and large fleets, as well as 3,000 small and medium businesses including agents, brokers, dealerships, and fleets under 100 vehicles.

1. Adjusted EBITDA is a non-GAAP financial metrics. See “Non-GAAP Financial Measures” at the end of this press release for more information, including a reconciliation to the nearest GAAP financial measure.

About Roadzen Inc.

Roadzen Inc. (NASDAQ: RDZN) is a leading insurance technology company on a mission to transform global auto insurance powered by advanced AI. Thousands of clients - from some of the world's leading insurers, fleets, and carmakers to small fleets, brokers, and insurance agents - use Roadzen's technology to build new products, sell insurance, process claims, and improve road safety. Roadzen's pioneering work in telematics and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen has approximately 400 employees across its global offices in the US, India, UK, and France. For more information, visit www.roadzen.io.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the definitive proxy statement/prospectus we filed with the SEC on August 14, 2023. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our Company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Roadzen Inc.

Condensed Consolidated Balance Sheets

(in $, except per share data and share count)

Particulars	As of September 30, 2023 (Unaudited)	As of March 31, 2023
Assets
Current assets:
Cash and cash equivalents	8,109,694	589,340
Accounts receivable, net	8,687,873	1,535,985
Inventories	132,641	59,897
Prepayments and other current assets	34,468,175	3,181,936
Total current assets	51,398,383	5,367,158
Restricted cash	886,105	542,490
Non marketable securities	4,910,030	4,910,030
Property and equipment, net	305,335	232,493
Goodwill	2,304,159	996,441
Operating lease right-of-use assets	918,940	545,988
Intangible assets, net	4,732,963	2,469,158
Other long term assets	227,050	117,484
Total assets	65,682,965	15,181,242

Liabilities, mezzanine equity and stockholders' deficit
Current liabilities
Current portion of long-term borrowings	2,813,526	2,852,528
Short term borrowings	14,052,206	4,875,801
Due to insurer	8,175,754	—
Accounts payable and accrued expenses	30,584,429	6,241,066
Short-term operating lease liabilities	455,830	208,697
Other current liabilities	5,905,161	2,503,893
Total current liabilities	61,986,906	16,681,985
Long term borrowings	234,351	653,269
Long-term operating lease liabilities	272,089	360,306
Other long term liabilities	954,048	294,301
Total liabilities	63,447,394	17,989,861

Commitments and contingencies (refer note 22)

Mezzanine equity
None authorized or issued as on September 30, 2023;Series A and A1 Preferred stock and additional paid in capital, $.0001 par value per share, 81,635,738 shares authorized (Series A 5,442,383 and Series A1 76,193,356); 39,868,173 shares issued and outstanding as on March 31, 2023.	—	48,274,279
Stockholders' deficit
Preference shares, $.0001 par value per share, 60,000,000 shares authorized and none issued as of September 30, 2023 and none authorized or issued as on March 31, 2023	—	—
Common stock and additional paid in capital, $.0001 par value per share, 220,000,000 shares authorized as of September 30 2023 and $.0001 par value per share, 108,840,000 shares authorized as of March 31, 2023 ; 68,440,829 shares and 16,501,984 shares issued and outstanding as of September 30, 2023 and March 31, 2023 respectively	84,980,325	303,213
Accumulated deficit	(86,524,231)	(51,448,299)
Accumulated other comprehensive income/(loss)	236,448	(66,903)
Other components of equity	3,847,883	366,786
Total stockholders’ deficit	2,540,425	(50,845,203)
Non controlling interest	(304,854)	(237,695)
Total deficit	2,235,571	(51,082,898)
Total liabilities, Mezzanine equity and Stockholders’ deficit, Non controlling interest	65,682,965	15,181,242

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Operations

(in $, except per share data and share count)

	For the three months ended September 30,		For the six months ended September 30,
Particulars	2023	2022	2023	2022
Revenue	15,470,581	2,607,577	21,081,491	5,237,748
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	6,358,677	1,351,394	8,848,771	2,892,065
Research and development	602,105	638,447	1,175,405	1,259,911
Sales and marketing	10,059,347	2,237,701	13,526,403	4,171,971
General and administrative	5,577,477	656,198	8,179,460	1,113,061
Depreciation and amortization	413,315	369,420	780,853	772,259
Total costs and expenses	23,010,921	5,253,160	32,510,892	10,209,267
Loss from operations	(7,540,340)	(2,645,583)	(11,429,401)	(4,971,519)
Interest income/(expense)	(617,470)	(150,816)	(835,424)	(203,738)
Fair value gains/(losses) in financial instruments carried at fair value	(23,590,000)	(4,676,734)	(23,590,000)	(5,026,894)
Other income/(expense) net	637,492	8,152	699,922	117,689
Total other income	(23,569,978)	(4,819,398)	(23,725,502)	(5,112,943)
Loss before income tax expense	(31,110,318)	(7,464,981)	(35,154,903)	(10,084,462)
Less: Income tax (benefit)/expense	10,939	3,447	33,350	2,008
Net Loss	(31,121,257)	(7,468,428)	(35,188,253)	(10,086,470)
Net loss attributable to non-controlling interest, net of tax	(39,457)	(39,499)	(67,209)	(79,169)
Net loss attributable to Roadzen Inc.	(31,081,800)	(7,428,929)	(35,121,044)	(10,007,301)

Net loss per share attributable to Roadzen Inc. common stockholders	(31,081,800)	(7,428,929)	(35,121,044)	(10,007,301)
Basic and diluted	(1.40)	(0.45)	(1.81)	(0.61)

Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen Inc. common stockholders	22,272,967	16,501,984	19,387,476	16,501,984

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Cash Flow (in $)

	For the six months ended September 30,
Particulars	2023	2022

Cash flows from operating activities
Net loss including non controlling interest	(35,188,253)	(10,086,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	780,853	772,259
Stock based compensation	3,526,209	-
Deferred income taxes	79,094	(89,509)
Unrealised foreign exchange loss/(profit)	(28,884)	(4,672)
Fair value losses in financial instruments carried at fair value	23,590,000	5,026,894
Expected credit loss allowance	171,946	-
Lease equalisation reserve	—	(9,715)
Balances written off/(back)	(1,609)	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	(73,732)	(9,149)
Income taxes, net	19,297	(47,545)
Accounts receivables, net	4,352,472	169,205
Prepayments and other assets	(30,343,651)	(627,470)
Accounts payable and accrued expenses and other current liabilities	19,106,908	(163,364)
Other liabilities	(1,118,459)	412,803
Net cash used in operating activities	(15,127,809)	(4,656,733)

Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	(136,220)	(711,706)
Acquisition of business	(5,748,000)	-
Net cash used in investing activities	(5,884,220)	(711,706)

Cash flows from financing activities
Proceeds from business combination	32,770	-
Proceeds from issue of preferred stock	6,079,409	-
Proceeds from long-term borrowings	2,805,418	2,164,728
Repayments of long-term borrowings	(569,207)	(243,406)
Net proceeds/(payments) from short-term borrowings	9,218,689	3,700,604
Net cash generated from financing activities	17,567,079	5,621,926
Effect of exchange rate changes on cash and cash equivalents	56,372	(26,055)
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	(3,388,578)	227,432
Cash acquired in business combination	11,252,547	-
Cash and cash equivalents at the beginning of the period (including restricted cash)	1,131,830	1,086,418
Cash and cash equivalents at the end of the period (including restricted cash)	8,995,799	1,313,850

Reconciliation of cash and cash equivalents
Cash and cash equivalents	8,109,694	1,153,240
Restricted cash	886,105	160,610
Total cash and cash equivalents	8,995,799	1,313,850

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	378,064	145,061
Cash paid for income taxes, net of refunds	83,680	133,875
Non-cash investing and financing activities
Convertible preferred stock issued on conversion of convertible notes	—	10,141,462
Consideration payable in connection with acquisitions	1,854,732	611,204
Interest accrued on borrowings	157,649	—

Non-GAAP Financial Measures

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation and amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non-cash depreciation and amortization and certain other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. In addition, Adjusted EBITDA does not purport to represent cash flow provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity.

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA

	For the three months ended September 30,
Particulars	2023	2022
Net loss	(31,121,257)	(7,468,428)
Adjusted for:
Other (income)/expense net	(637,492)	(8,152)
Interest (income)/expense	617,470	150,816
Fair value changes in financial instruments carried at fair value	23,590,000	4,676,734
Tax (benefit)/expense	10,939	3,447
Depreciation and amortization	413,315	369,420
Stock based compensation expense	3,526,209	-
Adjusted EBITDA	(3,600,816)	(2,276,163)

	For the six months ended September 30,
Particulars	2023	2022
Net loss	(35,188,253)	(10,086,470)
Adjusted for:
Other (income)/expense net	(699,922)	(117,689)
Interest (income)/expense	835,424	203,738
Fair value changes in financial instruments carried at fair value	23,590,000	5,026,894
Tax (benefit)/expense	33,350	2,008
Depreciation and amortization	780,853	772,259
Stock based compensation expense	3,526,209	-
Non-recurring expenses	1,819,746	-
Adjusted EBITDA	(5,302,593)	(4,199,260)

For more information, please contact:

Investor Contacts:
Roadzen: Raghav Kansal (raghav@roadzen.io)
ICR: Michael Bowen & Dhruv Chopra (roadzenIR@icrinc.com)

Media Contacts:
Roadzen: Sanya Soni (sanya@roadzen.io)
ICR: roadzenPR@icrinc.com
Gutenberg: roadzen@thegutenberg.com